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Exhibit 10.33

                            MASTER DISTRIBUTION AGREEMENT


This Agreement, made as of 1st July, 1996 by and between Vertex Industries, Inc. of 23 Carol Street Clifton, New Jersey, 07014 USA (hereinafter referred to as Vertex), and NetWeave Corporation (Europe) Limited of Raines House, Denby Dale Road, Wakefield, WF1 1HR, United Kingdom (hereinafter referred to as NetWeave).

VERTEX, hereby, appoints NETWEAVE as its non-exclusive Master
Distributor for Europe, Middle East and Africa on the following items:

1.      Territory

1.1 The territory would be that known as Europe, Middle East and Africa and more specifically described in APPENDIX A
        (Territory).

1.2 The Territory can be added to by agreement of both parties and confirmed in writing.

2.      Objectives

	The objectives are:

2.1     To increase Vertex sales in the Territory.

2.2     To produce revenue and profit for both companies.

2.3 To establish a network of qualified distributors and resellers in the Territory.

3.      NetWeave Responsibilities and Duties

3.1     To act at all times in the best interest of Vertex.

3.2 To represent Vertex and its products in a professional manner at all times.

3.3 To appoint qualified distributors in the territory who actively promote and sell the Vertex products.

3.4 To provide Sales, Marketing and Technical support to the distributors.

3.5 To provide Vertex with a monthly Sales Revenue Forecast in a format acceptable to Vertex.

3.6 To establish an organization capable of achieving the agreed Vertex revenue and profit requirements.

3.6.1	In the 12 months from 1 July, 1996 to 30 June, 1997
        the revenue target will be US $1.6 million of gross sales to customers

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3.7    To remit payments to Vertex in a timely manner.

3.8 To produce local currency price lists for the distributor based on a formula agreed with Vertex.

3.8.1  The initial price lists will be based on 2 X US lists.
       (See Appendix C)

3.9    To provide  a current list of Distributors. (See Appendix D)

4.     Vertex Obligations

4.1 To provide NetWeave with adequate Sales and Marketing material.

4.2 To provide quality training for both NetWeave and Distributor staff.

4.3 To advise NetWeave of all product enhancements or changes in a timely manner.

4.4    To provide NetWeave with 60 days notice of pricing changes.

4.5 To provide NetWeave with a monthly payment of US $6,000, commencing on 15 July, for a period of six months, to be offset against future commission earnings.

4.6    To provide necessary support for its products to either
       NetWeave, its Distributors or Customers.

5.     Rewards & Payments

5.1 As described in 3.8 and 3.8.1, the sales prices will be 2 X US list.

5.2 The distributor will operate in local currency and will be invoiced by NetWeave in same.

5.2.1 Currency Exchange Rates will be agreed every 6 months and its first set are attached as Appendix B.

5.3 The distribution of Revenue, exclusive of hardware costs, shall be as follows:

                                        50% to Distributor
					37 1/2%	to Vertex
					12 1/2%	to NetWeave

5.4 NetWeave will invoice Distributor and will remit funds to Vertex in US Dollars, 5 days after receipt from Distributor.

6.  TERMINATION

       Termination of this Agreement can be made with 90 Days notice by either party, after the first 180 Days.

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7.  JURISDICTION

	The Agreement will be governed by the laws of the United Kingdom.


 Signed for on behalf of                   Signed for on behalf of NetWeave
 Vertex Industries, Inc.                   Corporation (Europe) Limited.


BY:  s/Ronald C. Byer                      BY:   s/Michael Wood
      Ronald C. Byer                             Michael Wood
      President                                  Managing Director
      Date:  7/18/96                             Date: July 18, 1996

Witness: s/Barbara H. Martorano            Witness:  s/ W.H. Highleyman